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                                                                    EXHIBIT II

                 ASSIGNMENT AND ASSUMPTION OF ACQUISITION RIGHTS

      THIS ASSIGNMENT AND ASSUMPTION OF ACQUISITION RIGHTS (this "ASSIGNMENT"), is made by and among THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("ASSIGNOR"), STRATEGIC VALUE INVESTORS, LLC, a Delaware limited liability company ("SVI-US"), STRATEGIC VALUE INVESTORS INTERNATIONAL, LLC, a Delaware limited liability company ("SVI-INTERNATIONAL"; each of SVI-US and SVI-International, an "ASSIGNEE," and collectively, the "ASSIGNEES") and CHARLES
E. SMITH RESIDENTIAL REALTY, INC., a Maryland corporation ("SMITH").

                              W I T N E S S E T H:

      WHEREAS, pursuant to that certain Purchase Agreement (the "PURCHASE AGREEMENT") dated as of September 17, 1997, by and between Assignor and Smith, Smith has agreed to sell to Assignor (a) 1,450,000 shares of common stock of Smith and (b) 1,216,666 shares of Series B Cumulative Convertible Redeemable Preferred Stock of Smith (collectively, the "SECURITIES");

      WHEREAS, pursuant to the terms of this Assignment and in accordance with
Section 7.2 of the Purchase Agreement, Assignor desires to assign all of its rights and obligations with respect to certain of the Securities to the Assignees;

      WHEREAS, the Assignees desire to accept such assignment and assume all of Assignor's rights and obligations with respect to such assigned Securities;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

      1. Assignment of Purchase Rights. Assignor hereby assigns, sets over and transfers to each Assignee and each Assignee hereby assumes from Assignor, all of Assignor's rights and obligations under the Purchase Agreement with respect to those Securities identified as being assigned to such Assignee on Schedule I attached hereto (the "ASSIGNED ACQUISITION RIGHTS").

      2. Agreement of Smith. Smith, by its signature below, acknowledges and consents to the transfer from Assignor to the Assignees of Assignor's rights and obligations under the Purchase Agreement with respect to the Assigned Acquisition Rights.

      3. Dividend Adjustment. Assignor, SVI-US and SVI-International shall pay to Smith, promptly after the receipt of dividends for the quarter ended September 30, 1997, an amount equal to $118,776.00. Such amount shall be paid by Assignor and
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each Assignee in proportion to their percentage interests in the Securities.

      4. Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]


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            DATED, DELIVERED AND EFFECTIVE as of this 2nd day of October, 1997.

                                ASSIGNOR:

                                THE PRUDENTIAL INSURANCE COMPANY OF
                                AMERICA, a New Jersey corporation

                                By: /s/ ROBERT W. GADSDEN
                                    --------------------------------------------
                                    Name: Robert W. Gadsden
                                    Title: Vice President

                                ASSIGNEES:

                                STRATEGIC VALUE INVESTORS, LLC,
                                a Delaware limited liability company

                                By: The Prudential Investment
                                    Corporation, a New Jersey
                                    corporation, its attorney-in-fact

                                By: /s/ GARY H. PICONE
                                    --------------------------------------------
                                    Name: Gary H. Picone
                                    Title: Vice President

                                STRATEGIC VALUE INVESTORS INTERNATIONAL,
                                LLC, a Delaware limited liability
                                company

                                By: Strategic Value Investors
                                    International Ltd., a Cayman
                                    Islands company, it manager

                                     By: /s/ GARY H. PICONE
                                         ---------------------------------------
                                         Name: Gary H. Picone
                                         Title: Vice President

                                ACKNOWLEDGED AND AGREED:

                                CHARLES E. SMITH RESIDENTIAL REALTY,
                                INC., a Maryland corporation

                                By: /s/ ERNEST A. GERARDI, JR.
                                    --------------------------------------------
                                    Name: Ernest A. Gerardi, Jr.
                                    Title: President


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                                   SCHEDULE I

                           ASSIGNED ACQUISITION RIGHTS

                                        %                Common                Preferred
         Assignee                 Assigned            Shares                    Shares
---------------------------      --------------      ---------------       ----------------
SVI-US                               78.57%           1,139,286                 955,952

SVI-International                    10.93%             158,464                 132,964
                                 --------------      ---------------       ----------------

      Total                          89.50%
      Assigned:

      Total Retained
      By Assignor:                   10.50%             152,250                 127,750
                                 ==============      ===============       ================
      Total
      Securities:                     100%            1,450,000                1,216,666


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